UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2005

Cardinal Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

1-11373	31-0958666
(Commission File Number)	(IRS Employer Identification Number)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices, Including Zip Code)

(614) 757-5000
(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXHIBIT 99.01
EXHIBIT 99.02

Item 7.01 Regulation FD Disclosure

     As previously announced, Robert D. Walter, Chairman and Chief Executive Officer of Cardinal Health, Inc. (the “Company”), is scheduled to address investors at the Lehman Brothers Eighth Annual Global Healthcare Conference on Friday, April 1 at 9:30 a.m. eastern standard time. Mr. Walter will discuss the Company’s diverse products and services, financial performance and strategies for continued growth. Mr. Walter’s remarks will be webcast live at http://customer.talkpoint.com/LEHM002/033005a_cs/default.asp?entit y=Cardinal. Mr. Walter’s slide presentation is available now on the Company’s investor relations page at www.cardinalhealth.com. An archive of the webcast and slide presentation will be available on the investor relations page for at least the next 30 days. The Company also is furnishing Mr. Walter’s slide presentation for the conference as Exhibit 99.01 to this Form 8-K.

     In connection with the above presentation, the Company also issued a press release on April 1, 2005, which is being furnished as Exhibit 99.02 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.01	Information released by the Company on April 1, 2005, and furnished under this Current Report.

99.02	Press release issued by the Company on April 1, 2005, and furnished under this Current Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)
Date: April 1, 2005	By:	/s/ Paul S. Williams
		Name:	Paul S. Williams
		Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

99.01	Information released by the Company on April 1, 2005, and furnished under this Current Report.

99.02	Press release issued by the Company on April 1, 2005, and furnished under this Current Report.